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Exhibit (d)(2)

SIMPLETECH, INC.

CANCELLATION/REGRANT PROGRAM

NOTICE OF GRANT OF STOCK OPTION

    Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of SimpleTech, Inc. (the "Corporation"). The Option is granted in replacement of the stock option identified on attached Exhibit C which was cancelled on            , 2001 (the "Cancelled Option") pursuant to the Option Exchange Program filed on Schedule TO with the Securities and Exchange Commission on November 21, 2001. Optionee has no further right or entitlement to purchase shares of Common Stock under the Cancelled Option.

Optionee:
Grant Date:
Vesting Commencement Date:
Exercise Price: $		per share
Number of Option Shares:		shares
Expiration Date:
Type of Option:	Incentive Stock Option
Non-Statutory Stock Option

Exercise Schedule: The Option shall become exercisable for the Option Shares in a series of three (3) successive equal annual installments upon Optionee's completion of each year of Service over the three (3)-year period measured from the Vesting Commencement Date. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

    Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the SimpleTech, Inc. 2000 Stock Incentive Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A. Optionee hereby acknowledges the receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available by accessing the AST Stock Plan, Inc. website at www.aststockplan.com.

    Employment at Will. Nothing in this Notice or in the attached Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

    Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

    THIS OPTION IS GRANTED IN FULL AND COMPLETE REPLACEMENT OF THE CANCELLED OPTION IDENTIFIED IN ATTACHED EXHIBIT C AND OPTIONEE HEREBY RECONFIRMS AND AGREES THAT OPTIONEE HAS NO RIGHT OR ENTITLEMENT TO

ACQUIRE ANY SHARES OF THE CORPORATION'S COMMON STOCK UNDER THE CANCELLED OPTION.

DATED: , 2001
SIMPLETECH, INC.
By:
Title:
OPTIONEE
Address:

ATTACHMENTS
Exhibit A—Stock Option Agreement
Exhibit B—Plan Summary and Prospectus
Exhibit C—Cancelled Option

EXHIBIT A

STOCK OPTION AGREEMENT

EXHIBIT B

PLAN SUMMARY AND PROSPECTUS

EXHIBIT C

CANCELLED OPTION

IDENTIFICATION OF CANCELLED OPTION

GRANT DATE:

GRANT NUMBER:

EXERCISE PRICE:

NUMBER OF SHARES ORIGINALLY SUBJECT TO OPTION:

NUMBER OF SHARES SUBJECT TO OPTION AT TIME OF CANCELLATION:

VESTING SCHEDULE:

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SIMPLETECH, INC. CANCELLATION/REGRANT PROGRAM NOTICE OF GRANT OF STOCK OPTION
EXHIBIT A STOCK OPTION AGREEMENT
EXHIBIT B PLAN SUMMARY AND PROSPECTUS
EXHIBIT C CANCELLED OPTION IDENTIFICATION OF CANCELLED OPTION